UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2020

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A common stock	LBRDA	The Nasdaq Stock Market LLC
Series C common stock	LBRDK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 6, 2020, Liberty Broadband Corporation (“Liberty Broadband”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among GCI Liberty, Inc. ( “GCI Liberty”), Liberty Broadband, Grizzly Merger Sub 1, LLC, a Delaware limited liability company and a wholly owned subsidiary of Liberty Broadband (“Merger LLC”), and Grizzly Merger Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of Merger LLC (“Merger Sub”).  The Merger Agreement provides for, among other things and subject to the satisfaction or waiver of certain specified conditions set forth therein, (i) the merger of Merger Sub with and into GCI Liberty (the “Merger”), with GCI Liberty surviving the Merger as a wholly owned subsidiary of Merger LLC, and (ii) immediately following the Merger, the merger of GCI Liberty (as the surviving corporation in the Merger) with and into Merger LLC (the “Upstream Merger”, and together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger as a wholly owned subsidiary of Liberty Broadband (the “Surviving Company”).

Pursuant to the Merger Agreement, (i) each share of Series A common stock, par value $0.01 per share, of GCI Liberty (the “GLIB Series A Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (except for shares held by GCI Liberty as treasury stock) will be converted into the right to receive 0.580 of a share of Series C common stock, par value $0.01 per share, of Liberty Broadband (the “LBRD Series C Common Stock”), plus cash (without interest) in lieu of any fractional shares of LBRD Series C Common Stock (the “Series A Consideration”), (ii) each share of Series B common stock, par value $0.01 per share, of GCI Liberty (the “GLIB Series B Common Stock” and, together with the GLIB Series A Common Stock, the “GLIB Common Stock”) issued and outstanding at the Effective Time (except for shares held by GCI Liberty as treasury stock, and for shares of GLIB Series B Common Stock to which the holder thereof properly demands, and does not withdraw its demand for or otherwise lose its right to, appraisal of such shares) will be converted into the right to receive 0.580 of a share of Series B common stock, par value $0.01 per share, of Liberty Broadband (the “LBRD Series B Common Stock”), plus cash (without interest) in lieu of any fractional shares of LBRD Series B Common Stock (the “Series B Consideration” and, together with the Series A Consideration, the “Common Consideration”) and (iii) each share of Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of GCI Liberty (the “GLIB Preferred Stock”) issued and outstanding immediately prior to the Effective Time (except for shares held by GCI Liberty as treasury stock) will be converted into the right to receive a share of Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, to be issued by Liberty Broadband (the “LBRD Preferred Stock”) (the “Preferred Consideration” and, together with the Common Consideration, the “Merger Consideration”). The LBRD Preferred Stock will have substantially identical terms to the GLIB Preferred Stock, including a mandatory redemption date of March 8, 2039. At the closing of the Combination, (i) former holders of the GLIB Common Stock are expected to own in the aggregate shares of LBRD Series C Common Stock and LBRD Series B Common Stock representing approximately 30.6% of the total number of outstanding shares of Series A common stock, par value $0.01 per share, of Liberty Broadband (the “LBRD Series A Common Stock”), LBRD Series B Common Stock and LBRD Series C Common Stock, (ii) former holders of the GLIB Preferred Stock will own in the aggregate all outstanding shares of LBRD Preferred Stock and (iii) former holders of GLIB Common Stock and GLIB Preferred Stock are expected to own, in the aggregate, approximately 16.7% of the voting power of Liberty Broadband. The foregoing percentages are based on approximately 26.5 million shares of LBRD Series A Common Stock, approximately 2.5 million shares of LBRD Series B Common Stock and approximately 153.0 million shares of LBRD Series C Common Stock outstanding as of July 15, 2020 and approximately 101.3 million shares of GLIB Series A Common Stock and approximately 4.5 million shares of GLIB Series B Common Stock outstanding as of April 30, 2020 and approximately 7.2 million shares of GLIB Preferred Stock outstanding as of March 31, 2020.

As of the Effective Time, each then-outstanding stock option with respect to shares of GLIB Series A Common Stock will be converted into a stock option to purchase LBRD Series C Common Stock and each then-outstanding stock option with respect to shares of GLIB Series B Common Stock will be converted into a stock option to purchase LBRD Series B Common Stock. As of the Effective Time, each then-outstanding restricted stock unit award or performance-based restricted stock unit award with respect to shares of GLIB Common Stock will be converted into a restricted stock unit award or performance-based restricted stock unit award, as applicable, denominated in shares of LBRD Series C Common Stock. As of the Effective Time, each then-outstanding share of GCI Liberty restricted common stock and GCI Liberty restricted preferred stock will be converted into Liberty Broadband restricted common stock and Liberty Broadband restricted preferred stock, as applicable. GCI Liberty equity awards will be adjusted into Liberty Broadband equity awards based on the 0.580 exchange ratio and the adjusted Liberty Broadband equity awards will have the same terms and conditions (including applicable vesting requirements) as applied to each GCI Liberty equity award immediately prior to the Effective Time. GCI Liberty equity awards held by non-employee GCI Liberty directors that are unvested will be accelerated immediately prior to the Effective Time.

The closing of the Combination is subject to certain mutual conditions, including (1) the adoption of the Merger Agreement by the holders of at least a majority of the aggregate voting power of the outstanding shares of GCI Liberty entitled to vote thereon, voting together as a single class; (2) the adoption of the Merger Agreement by the holders of at least a majority of the aggregate voting power of the outstanding shares of GCI Liberty entitled to vote thereon not owned by John C. Malone and certain other persons, voting together as a single class (i.e., a majority of the minority vote) (which condition may not be waived); (3) the approval of the stock issuances contemplated by the Merger Agreement and the Exchange Agreement by the affirmative vote of holders of a majority of the aggregate voting power of the outstanding shares of Liberty Broadband capital stock represented in person or by proxy at the meeting and entitled to vote on the subject matter, voting together as a single class; (4) the adoption of the Merger Agreement by the holders of at least a majority of the aggregate voting power of the outstanding shares of Liberty Broadband entitled to vote thereon not owned by John C. Malone and certain other persons, voting together as a single class (i.e., a majority of the minority vote) (which condition may not be waived); (5) any required approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in respect of the Combination and other transactions contemplated by the Merger Agreement; (6) any required approvals of the United States Federal Communications Commission and the Regulatory Commission of Alaska in respect of the Combination and other transactions contemplated by the Merger Agreement; (7) the absence of any order or law that has the effect of enjoining or otherwise prohibiting the closing of the Combination or any of the other transactions contemplated by the Merger Agreement and related transaction documents; (8) the approval for listing of the shares of LBRD Series C Common Stock and LBRD Preferred Stock to be issued as Merger Consideration on the NASDAQ Global Select Market and the effectiveness under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-4 with respect to the Merger Consideration shares to be issued; and (9) the delivery of an opinion by Skadden, Arps, Slate, Meagher & Flom LLP to GCI Liberty to the effect that the Combination will not impact the tax treatment of the 2018 split-off of GCI Liberty by Qurate Retail, Inc., a Delaware corporation (formerly known as Liberty Interactive Corporation, “Qurate Retail”).  The respective obligation of each party to consummate the Combination is also conditioned upon (x) the delivery of an opinion from such party’s tax counsel to the effect that the Combination will qualify as a “reorganization” for U.S. federal income tax purposes, (y) the other party’s representations and warranties being true and correct (subject to certain materiality and material adverse effect qualifications), and the other party having performed in all material respects its obligations under the Merger Agreement and (z) the absence of a material adverse effect on such party.

The Merger Agreement includes certain representations, warranties and covenants of GCI Liberty, Liberty Broadband, Merger Sub and Merger LLC, including, among other things, covenants by GCI Liberty and Liberty Broadband to (i) conduct its business in the ordinary course consistent with past practice subject to certain exceptions, (ii) use commercially reasonable efforts to preserve intact its business organization and goodwill and relationships with material customers, suppliers, licensors, licensees, distributors and other third parties, during the period between the execution of the Merger Agreement and the Effective Time and (iii) use reasonable best efforts to cause the Combination to be consummated.

In addition, each of GCI Liberty and Liberty Broadband has agreed to non-solicitation obligations with respect to any third-party acquisition proposals and has agreed to certain restrictions on its and its representatives’ ability to respond to any such proposals. Each of the GCI Liberty Special Committee (as defined below) and the Board of Directors of GCI Liberty (the “GCI Liberty Board”) has agreed to recommend that its stockholders vote in favor of the adoption of the Merger Agreement, subject to the right to change their recommendation in response to a superior proposal or an intervening event (each as defined in the Merger Agreement), in each case if the GCI Liberty Special Committee or the GCI Liberty Board determines in good faith that a failure to change its recommendation would be inconsistent with its fiduciary duties.  In the event that the GCI Liberty Special Committee or the GCI Liberty Board changes its recommendation, Liberty Broadband has the right to require GCI Liberty to hold a stockholder vote on the transaction. The Liberty Broadband Special Committee (as defined below) and the Board of Directors of Liberty Broadband (the “Liberty Broadband Board”) have agreed to recommend that its stockholders vote in favor of the stock issuance and the adoption of the Merger Agreement, subject to the right to change their recommendation in response to a superior proposal or an intervening event (each as defined in the Merger Agreement), in each case if the Liberty Broadband Special Committee or the Liberty Broadband Board determines in good faith that a failure to change its recommendation would be inconsistent with its fiduciary duties.  In the event that the Liberty Broadband Special Committee or the Liberty Broadband Board changes its recommendation, GCI Liberty has the right to require Liberty Broadband to hold a stockholder vote on the transaction.

The Merger Agreement includes termination provisions in favor of both GCI Liberty and Liberty Broadband and provides that, (i) in connection with a termination of the Merger Agreement under specified circumstances, including Liberty Broadband’s termination of the Merger Agreement following a change of recommendation of the GCI Liberty Special Committee or the GCI Liberty Board, but prior to a vote by GCI Liberty’s stockholders on the transaction, GCI Liberty will be required to pay Liberty Broadband a termination fee of $240 million and (ii) in connection with a termination of the Merger Agreement under specified circumstances, including GCI Liberty’s termination of the Merger Agreement following a change of recommendation of the Liberty Broadband Special Committee or the Liberty Broadband Board, but prior to a vote by Liberty Broadband’s stockholders on the transaction, Liberty Broadband will be required to pay GCI Liberty a termination fee of $340 million. In addition, either GCI Liberty or Liberty Broadband may terminate the Merger Agreement (i) if the Combination has not been consummated by August 6, 2021 (subject to extensions in certain circumstances), (ii) upon the issuance by a court or other governmental authority of a final, non-appealable order or the taking of any other action permanently restraining, enjoining or otherwise prohibiting the Combination, which action is final and non-appealable, (iii) if the approval of GCI Liberty’s stockholders is not obtained at a stockholders’ meeting (or at any adjournment or postponement of such meeting) called for the purpose of adopting the Merger Agreement, (iv) if the approval of Liberty Broadband’s stockholders is not obtained at a stockholders’ meeting (or at any adjournment or postponement of such meeting) called for the purpose of approving the stock issuance and adopting the Merger Agreement or (iv) if the other party has breached any representation, warranty or covenant causing the failure of a closing condition (subject to a cure period).

Based on the recommendation of a special committee (the “Liberty Broadband Special Committee”) consisting solely of independent and disinterested directors of Liberty Broadband, to which the Liberty Broadband Board had delegated exclusive authority to consider, negotiate and evaluate the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Exchange Agreement, the Voting Agreements and the transactions contemplated thereby, as described below), the Liberty Broadband Board approved the Merger Agreement and the transactions contemplated thereby and agreed to recommend that the Liberty Broadband stockholders vote in favor of the stock issuance and adoption of the Merger Agreement, subject to certain exceptions set forth in the Merger Agreement.

Based on a recommendation of a special committee (the “GCI Liberty Special Committee”) consisting solely of independent and disinterested directors of GCI Liberty, to which the GCI Liberty Board had delegated exclusive authority to consider, negotiate and evaluate the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Exchange Agreement, the Voting Agreements and the transactions contemplated thereby, as described below), the GCI Liberty Board approved the Merger Agreement and the transactions contemplated thereby and agreed to recommend that GCI Liberty stockholders vote in favor of the adoption of the Merger Agreement, subject to certain exceptions set forth in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and the Combination. It is not intended to provide any other factual information about Liberty Broadband, GCI Liberty or their respective subsidiaries or affiliates, including Merger LLC and Merger Sub, or equityholders. The representations, warranties and covenants set forth in the Merger Agreement were made only for the purposes of that agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement (and the express third party beneficiaries described therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each party’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Liberty Broadband, GCI Liberty, Merger Sub, Merger LLC, or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Liberty Broadband. Accordingly, representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about Liberty Broadband or GCI Liberty.

Exchange Agreement

Simultaneously with the entry into the Merger Agreement, on August 6, 2020, Liberty Broadband, a revocable trust of which Mr. Malone is the sole trustee and beneficiary (the “Trust”) and Mr. Malone entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which, in connection with the Combination, the Trust has agreed to (i) waive its right to receive the Series B Consideration with respect to certain shares of GLIB Series B Common Stock held by the Trust immediately prior to the Effective Time (the “Waived B Shares”), and (ii) receive an equal number of shares of LBRD Series C Common Stock so that the aggregate voting power of all of Liberty Broadband’s securities over which Mr. Malone has beneficial ownership immediately following the Effective Time (the “Malone Voting Power”) is approximately (but not more than) 49% (referred to as the “Target Voting Power”). Mr. Malone’s Target Voting Power will be reduced following the Effective Time to reflect certain transfers by Mr. Malone of shares of LBRD Series B Common Stock. Following the Effective Time, Mr. Malone will be required to transfer certain shares of LBRD Series B Common Stock owned by him to Liberty Broadband in exchange for an equal number of shares of LBRD Series C Common Stock if his voting power would exceed the Target Voting Power plus 0.5% following any repurchase, redemption or other event, but only as necessary to retain the Target Voting Power. The shares of LBRD Series B Common Stock transferred to Liberty Broadband would increase the number of Waived B Shares for purposes of the Exchange Agreement.

Following the Effective Time, Mr. Malone may exchange shares of LBRD Series C Common Stock on a one-for-one basis for the Waived B Shares if Mr. Malone’s voting power would fall below the Target Voting Power minus 0.5% following any issuance of voting securities or other dilutive event, but only as necessary to retain the Target Voting Power. In addition, upon certain events resulting in holders of LBRD Series B Common Stock receiving securities of Liberty Broadband, securities of another person, property or cash, then either (x) Liberty Broadband will provide for Mr. Malone or the Trust to receive the same per share amount and form of consideration to be received by holders of LBRD Series B Common Stock on such event for his shares of LBRD Series C Common Stock (up to the number of Waived B Shares) or (y) in connection with certain such events, Mr. Malone will receive all remaining Waived B Shares in exchange for an equal number of shares of LBRD Series C Common Stock.

Mr. Malone may transfer his rights to the Waived B Shares only in limited circumstances to certain permitted transferees.

The Exchange Agreement will terminate upon (i) the parties’ mutual consent or (ii) upon any event reducing the Waived B Shares to zero, including a transfer by Mr. Malone (or his estate) of his rights to the Waived B Shares requiring the execution by the transferee thereof of a substantially similar exchange agreement with Liberty Broadband.

Under the Exchange Agreement, Liberty Broadband agrees to pay (or reimburse) Mr. Malone for all reasonable out-of-pocket costs and expenses incurred by Mr. Malone in connection with the preparation, negotiation, execution and consummation of the transactions contemplated by the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Exchange Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreements

In connection with the transactions contemplated by the Merger Agreement, on August 6, 2020, Mr. Malone and certain related holders (the “Malone Group”) entered into a voting agreement (the “Liberty Broadband Voting Agreement”) with Liberty Broadband and GCI Liberty, pursuant to which, subject to certain conditions, including that the Liberty Broadband Special Committee and the Liberty Broadband Board have not changed their recommendations, the Malone Group has committed to vote shares of LBRD Common Stock representing approximately 48.3% of the total voting power of the issued and outstanding shares of LBRD Common Stock as of July 15, 2020 in favor of the stock issuances contemplated by the Merger Agreement and the Exchange Agreement at any meeting of the stockholders of Liberty Broadband called to vote upon the Merger. In addition, subject to certain conditions, including that the Liberty Broadband Special Committee and the Liberty Broadband Board have not changed their recommendations, the Malone Group has agreed to vote the shares of LBRD Common Stock subject to the Liberty Broadband Voting Agreement against any Alternative Parent Transaction (as defined in the Merger Agreement) and certain other matters. The Liberty Broadband Voting Agreement will terminate upon, among other events, the termination of the Merger Agreement in accordance with its terms. Under the Liberty Broadband Voting Agreement, Liberty Broadband agrees to indemnify the Malone Group for certain losses incurred in connection with or arising out of the Liberty Broadband Voting Agreement or the Exchange Agreement, including, subject to certain conditions, reasonable fees and expenses of the Malone Group incurred in the defense of any such claim brought by a third party. In addition, Liberty Broadband agrees to pay up to $62,500 of reasonable out-of-pocket costs and expenses incurred by the Malone Group in connection with the preparation, negotiation, execution and delivery of the Liberty Broadband Voting Agreement.

In connection with the transactions contemplated by the Merger Agreement, on August 6, 2020, the Malone Group entered into a voting agreement (the “GCI Liberty Voting Agreement” and, together with the Liberty Broadband Voting Agreement, the “Voting Agreements”) with Liberty Broadband and GCI Liberty, pursuant to which, subject to certain conditions, including that the GCI Liberty Special Committee and the GCI Liberty Board have not changed their recommendations, the Malone Group has committed to vote shares of GLIB Common Stock and GLIB Preferred Stock representing approximately 27.0% of the total voting power of the issued and outstanding shares of GLIB Common Stock as of April 30, 2020 and GLIB Preferred Stock as of March 31, 2020 in favor of the Merger Agreement and the transactions contemplated thereby at any meeting of the stockholders of GCI Liberty called to vote upon the Merger. In addition, subject to certain conditions, including that the GCI Liberty Special Committee and the GCI Liberty Board have not changed their recommendations, the Malone Group has agreed to vote the shares of GLIB Common Stock and GLIB Preferred Stock subject to the GCI Liberty Voting Agreement against any Alternative Company Transaction (as defined in the Merger Agreement) and certain other matters. The GCI Liberty Voting Agreement will terminate upon, among other events, the termination of the Merger Agreement in accordance with its terms. Under the GCI Liberty Voting Agreement, GCI Liberty agrees to indemnify the Malone Group for certain losses incurred in connection with or arising out of the GCI Liberty Voting Agreement or Exchange Agreement, including, subject to certain conditions, reasonable fees and expenses of the Malone Group incurred in the defense of any such claim brought by a third party. Under the GCI Liberty Voting Agreement, GCI Liberty agrees to pay up to $62,500 of reasonable out-of-pocket costs and expenses incurred by the Malone Group in connection with the preparation, negotiation, execution and delivery of the GCI Liberty Voting Agreement.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Voting Agreements, copies of which are attached as Exhibit 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Other Agreements

Simultaneously with Liberty Broadband’s and GCI Liberty’s entry into the Merger Agreement, certain additional related agreements were entered into, including:

•	An Assumption and Joinder Agreement to Tax Sharing Agreement, by and among GCI Liberty, Liberty Broadband and Qurate Retail (the “Tax Sharing Agreement Joinder Agreement”), pursuant to which Liberty Broadband agrees to assume, effective at the closing of the Combination, GCI Liberty’s rights and obligations under the Tax Sharing Agreement, dated as of March 9, 2018, by and between Qurate Retail and GCI Liberty (the “Tax Sharing Agreement”);

•	An Assumption and Joinder Agreement to Indemnification Agreement, by and among GCI Liberty, Liberty Broadband, Qurate Retail, Liberty Interactive LLC and LV Bridge, LLC (the “Indemnification Agreement Joinder Agreement”), pursuant to which Liberty Broadband agrees to assume, effective at the closing of the Combination, GCI Liberty’s rights and obligations under the Indemnification Agreement, dated as of March 9, 2018, by and among GCI Liberty, Qurate Retail, Liberty Interactive LLC and LV Bridge, LLC (the “Indemnification Agreement”);

•	An Assignment and Assumption Agreement to Reorganization Agreement by and among GCI Liberty, Liberty Broadband, Merger LLC, Qurate Retail and Liberty Interactive LLC (the “Reorganization Agreement Assignment and Assumption Agreement”), pursuant to which the Surviving Company agrees to assume, effective at the closing of the Combination, GCI Liberty’s rights and obligations under Section 5.8 of the Reorganization Agreement, dated as of April 4, 2017, as amended pursuant to Amendment No. 1 to Reorganization Agreement, dated as of July 19, 2017 (the “Amendment No. 1 to Reorganization Agreement”), and Amendment No. 2 to Reorganization Agreement, dated as of November 8, 2017 (the “Amendment No. 2 to Reorganization Agreement”), and as may be further amended or supplemented, the “Reorganization Agreement”, by and among Qurate Retail, Liberty Interactive LLC and GCI Liberty; and

•	Termination Agreement, by and among Liberty Broadband, GCI Liberty and LV Bridge, LLC (the “Termination Agreement”), pursuant to which each agree to terminate, effective upon closing of the Combination, (i) the Proxy and Right of First Refusal Agreement, dated as of May 23, 2015, as amended by Amendment No. 1 to Proxy and Right of First Refusal Agreement, dated May 13, 2016, by and among Liberty Broadband, Qurate Retail and LV Bridge, LLC, as assigned to GCI Liberty pursuant to that Assignment and Assumption Agreement, dated as of March 9, 2018, by and among Liberty Broadband, Qurate Retail, LV Bridge and GCI Liberty (the “Proxy/ROFR Agreement”), and (ii) the Amended and Restated Investment Agreement, dated May 28, 2015, by and among Liberty Broadband, Qurate Retail, JANA Nirvana Master Fund, L.P., a Cayman Islands exempted company, JANA Master Fund, Ltd, and Coatue Offshore Master Fund, Ltd., as amended by the Amended and Restated Assignment and Assumption Agreement, dated May 28, 2015, by and among Liberty Broadband, Qurate Retail, Soroban Master Fund LP, and Soroban Opportunities Master Fund LP, as assigned to GCI Liberty pursuant to the Assignment and Assumption Agreement, dated as of March 9, 2018, by and among Liberty Broadband, Liberty Interactive LLC and GCI Liberty (“Investment Agreement”).

The foregoing descriptions of the Tax Sharing Agreement Joinder Agreement, the Tax Sharing Agreement, the Indemnification Agreement Joinder Agreement, the Indemnification Agreement, the Reorganization Agreement Assignment and Assumption Agreement, the Reorganization Agreement, Amendment No. 1 to Reorganization Agreement, Amendment No. 2 to Reorganization Agreement and the Termination Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the applicable agreements, copies of which will be filed at a later date.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above with respect to the Termination Agreement is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The shares of LBRD Series B common stock and LBRD Series C common stock issuable pursuant to the Exchange Agreement are exempt from registration under Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

2.1†	Agreement and Plan of Merger, dated as of August 6, 2020, by and among GCI Liberty, Liberty Broadband, Grizzly Merger Sub 1, LLC, and Grizzly Merger Sub 2, Inc.
10.1	Exchange Agreement, made and entered into on August 6, 2020, by and among John C. Malone, the John C. Malone 1995 Revocable Trust U/A DTD 3/6/1995 and Liberty Broadband.
10.2	Voting Agreement, dated as of August 6, 2020, by and among Liberty Broadband, GCI Liberty and the Stockholders named therein.
10.3	Voting Agreement, dated as of August 6, 2020, by and among Liberty Broadband, GCI Liberty and the Stockholders named therein.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

† Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Liberty Broadband hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. Similarly, statements herein that describe the Combination, including its financial and operational impact, the timing of the Combination, and other statements of the parties’ or management’s plans, expectations, objectives, projections, beliefs, intentions, goals, and statements about the benefits of the Combination, and other statements that are not historical facts are also forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Liberty Broadband or GCI Liberty stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the unpredictability of the commercial success of Liberty Broadband’s or GCI Liberty’s respective businesses or operations; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Combination; the risk that any announcements relating to the Combination could have adverse effects on the market price of common stock of Liberty Broadband or GCI Liberty; the ability of the parties to consummate the Combination on a timely basis or at all and the satisfaction of the conditions precedent to consummation of the Combination, including, but not limited to, approval by the stockholders of Liberty Broadband and GCI Liberty and regulatory approvals; the possibility that the Combination may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the ability to successfully integrate the businesses; the ability of Liberty Broadband to implement its plans, forecasts and other expectations with respect to GCI Liberty’s business after the completion of the Combination and realize expected benefits; the diversion of management’s attention from ongoing business operations and opportunities; the impact of COVID-19 and litigation relating to the Combination. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband’s or GCI Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband and GCI Liberty, including each of their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information about Liberty Broadband and GCI Liberty, respectively, and about the risks and uncertainties related to the businesses of Liberty Broadband and GCI Liberty which may affect the statements made in this Current Report on Form 8-K.

Additional Information

Nothing in this Current Report on Form 8-K, including the exhibits attached hereto, shall constitute a solicitation to buy or an offer to sell securities of Liberty Broadband or GCI Liberty. The offer and sale of shares in the Combination will only be made pursuant to Liberty Broadband’s effective registration statement. Liberty Broadband’s stockholders, GCI Liberty’s stockholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus to be filed regarding the Combination and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the Combination. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5700.

Participants in a Solicitation

Liberty Broadband and GCI Liberty and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Combination. Information about Liberty Broadband’s directors and executive officers is available in Liberty Broadband’s definitive proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 10, 2020. Information about GCI Liberty’s directors and executive officers is available in GCI Liberty’s definitive proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 10, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Combination when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Liberty Broadband as indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2020

LIBERTY BROADBAND CORPORATION

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Assistant Vice President and Assistant Secretary